Exhibit 99.1

MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Garo Toomajanian

investorrelations@dealertrack.com

(888) 450-0478

Dealertrack Technologies Reports Second Quarter 2014 Financial Results

Reports 85% Year over Year Revenue Growth

Raises 2014 Guidance to Reflect Strong Second Quarter Performance and Business Momentum

Lake Success, N.Y., August 11, 2014 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the second quarter ended June 30, 2014.

GAAP Results for the Second Quarter 2014

▪	Revenue for the quarter was $224.8 million, as compared to $121.8 million for 2013.
▪	GAAP net loss for the quarter was $(1.4) million, as compared to GAAP net income of $3.8 million for 2013.
▪	Diluted GAAP net loss per share for the quarter was $(0.03), as compared to diluted GAAP net income per share of $0.09 for 2013.

Non-GAAP Results for the Second Quarter 2014

▪	Adjusted EBITDA for the quarter was $50.1 million, as compared to $32.8 million for 2013.
▪	Adjusted net income for the quarter was $22.4 million, as compared to $16.7 million for 2013.
▪	Diluted adjusted net income per share for the quarter was $0.41, as compared to $0.37 for 2013.

GAAP Results for the Six Months Ended June 30, 2014

▪	Revenue for the period was $383.6 million, as compared to $230.8 million for 2013.
▪	GAAP net loss for the period was $(13.0) million, as compared to GAAP net income of $3.8 million for 2013.
▪	Diluted GAAP net loss per share for the period was $ (0.26), as compared to diluted GAAP net income per share of $0.09 for 2013.

GAAP net loss for the six months ended June 30, 2014, was negatively impacted by a $7.5 million, or $0.15 per share, non-cash charge (net of taxes) relating to certain changes in expected asset use as Dealertrack integrates acquired solutions, and was positively impacted by a $6.8 million, or $0.13 per share, gain (net of taxes) on the sale of Dealertrack’s investment in TrueCar, Inc.

Non-GAAP Results for the Six Months Ended June 30, 2014

▪	Adjusted EBITDA for the period was $80.6 million, as compared to $57.1 million for 2013.
▪	Adjusted net income for the period was $33.9 million, as compared to $28.7 million for 2013.
▪	Diluted adjusted net income per share for the period was $0.65, as compared to $0.64 for 2013.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “We reported a strong second quarter financially as we continue on our journey to transform automotive retailing for our dealer clients. We completed the first full quarter with Dealer.com in our results, and we are particularly excited about the contributions that new subscription and advertising solutions are having on our overall growth and revenue visibility. We achieved organic growth of 21 percent for the second quarter in a row. As a result, we are increasing our full year revenue and profitability guidance to reflect our strong performance in the second quarter and growing confidence that our vision to deliver a suite of integrated technologies capable of transforming automotive retailing is resonating with our clients.”

Updated Guidance for 2014
Dealertrack increased its 2014 annual revenue guidance and updated profitability guidance, as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $829.0 million and $843.0 million, an increase from prior guidance of between $814.0 million and $826.0 million.
▪	GAAP net loss for the year is expected to be between $(12.0) million and $(7.0) million, an improvement from prior guidance of between $(18.0) million and $(12.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.23) and $(0.13), an improvement from prior guidance of between $(0.34) and $(0.23) per share.

Expected Non-GAAP Results
Dealertrack has increased its 2014 annual non-GAAP guidance, as follows:

▪	Adjusted EBITDA for the year is expected to be between $186.0 million and $190.0 million, an increase from prior guidance of between $180.0 million and $188.0 million.
▪	Adjusted net income for the year is expected to be between $81.0 million and $86.0 million, an increase from prior guidance of between $78.0 million and $84.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.47 and $1.56, an increase from prior guidance of $1.42 and $1.53 per share.

Diluted GAAP net loss per share and diluted adjusted net income per share guidance for 2014 continue to be based on an estimated diluted share count of 53 million and 55 million shares, respectively. The guidance also continues to assume that new car sales by franchised dealers will be approximately 16.2 million units and used car sales by franchised dealers will be approximately 15.9 million units in 2014.

Conference Call

Dealertrack will host a conference call to discuss its second quarter 2014 results, as well as its 2014 guidance, on August 11, 2014, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A webcast replay will be available on the Dealertrack Technologies, Inc. website at www.dealertrack.com.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,400 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, F&I Solutions, Digital Marketing and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2014 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including ADP, AutoTrader, Open Dealer Exchange, Reynolds and Reynolds, and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net revenue	$224,767	$121,782	$383,575	$230,841
Cost of revenue	119,461	51,997	209,368	100,207
Research and development	27,136	18,269	51,184	35,899
Selling, general and administrative	74,637	43,887	142,123	86,355
Total operating expenses	221,234	114,153	402,675	222,461
Income (loss) from operations	3,533	7,629	(19,100)	8,380
Interest expense, net	(9,737)	(3,228)	(15,547)	(6,468)
Other income, net	129	62	838	128
Gain on sale of investment	—	—	9,828	—
Earnings from equity method investment, net	1,907	1,279	3,532	2,498
(Loss) income before benefit from (provision for) income taxes, net	(4,168)	5,742	(20,449)	4,538
Benefit from (provision for) income taxes, net	2,793	(1,903)	7,432	(733)
Net (loss) income	$(1,375)	$3,839	$(13,017)	$3,805

Basic net (loss) income per share	$(0.03)	$0.09	$(0.26)	$0.09
Diluted net (loss) income per share	$(0.03)	$0.09	$(0.26)	$0.09
Weighted average common stock outstanding (basic)	53,642	43,545	50,514	43,360
Weighted average common stock outstanding (diluted)	53,642	44,881	50,514	44,741

Adjusted EBITDA (non-GAAP) (a)	$50,121	$32,835	$80,636	$57,064
Adjusted EBITDA margin (non-GAAP) (b)	22%	27%	21%	25%
Adjusted net income (non-GAAP) (a)	$22,427	$16,702	$33,915	$28,738
Shares used for diluted adjusted net income per share (c)	55,031	44,881	52,334	44,741
Diluted adjusted net income per share (non-GAAP)	$0.41	$0.37	$0.65	$0.64

Stock-based compensation expense was classified as follows:
Cost of revenue	$249	$319	$525	$590
Research and development	753	662	1,505	1,251
Selling, general and administrative	3,291	2,874	6,386	5,285
	$4,293	$3,855	$8,416	$7,126

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended June 30, 2014, the diluted weighted average shares outstanding includes 1,389 thousand shares related to options to purchase common stock and restricted common stock units and does not include 731 thousand shares related to our senior convertible notes. For the six months ended June 30, 2014, the diluted weighted average shares outstanding includes 1,765 thousand shares related to options to purchase common stock and restricted common stock units and 56 thousand shares related to our warrants and does not include 1,066 thousand shares related to our senior convertible notes.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$128,513	$122,373
Marketable securities	5,131	10,589
Customer funds and customer funds receivable	32,130	25,901
Accounts receivable, net	100,552	48,349
Deferred tax assets, net	22,938	6,331
Prepaid expenses and other current assets	30,002	21,314
Total current assets	319,266	234,857

Property and equipment, net	83,351	31,866
Investments – cost and equity	36,135	119,318
Software and website development costs, net	77,421	62,513
Intangible assets, net	565,130	136,754
Goodwill	1,052,013	316,130
Deferred tax assets, net	61,501	40,421
Other assets – long-term	24,137	14,616
Total assets	$2,218,954	$956,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$107,697	$56,942
Customer funds payable	32,130	25,901
Deferred revenue	14,372	9,958
Deferred tax liabilities	4,277	4,278
Due to acquirees and notes payable	7,551	2,000
Total current liabilities	166,027	99,079
Long-term liabilities	964,657	256,172
Total liabilities	1,130,684	355,251
Total stockholders' equity	1,088,270	601,224
Total liabilities and stockholders' equity	$2,218,954	$956,475

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities:
Net (loss) income	$(13,017)	$3,805
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	64,172	28,821
Deferred tax benefit	(39,536)	(653)
Stock-based compensation expense	8,416	7,126
Provision for doubtful accounts and sales credits	6,599	5,559
Earnings from equity method investment, net	(3,532)	(2,498)
Deferred compensation	96	84
Stock-based compensation windfall tax benefit	(9,802)	(4,278)
Gain on sale of investment	(9,828)	—
Realized gain on sale of securities	—	(11)
Amortization of debt issuance costs and debt discount	6,810	4,666
Change in contingent consideration	(250)	(500)
Forfeited customer deposits	(708)	—
Amortization of deferred interest	68	636
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(18,819)	(20,535)
Prepaid expenses and other current assets	4,638	(4,185)
Other assets – long-term	(5,115)	7,075
Accounts payable and accrued liabilities	(57,786)	(4,351)
Deferred rent	826	178
Deferred revenue	1,284	453
Other liabilities – long-term	2,799	(884)
Net cash (used in) provided by operating activities	(62,685)	20,508

Consolidated Statements of Cash Flows (continued)

	Six Months Ended June 30,
	2014	2013
Investing activities:
Capital expenditures	(16,867)	(6,112)
Capitalized software and website development costs	(23,931)	(17,360)
Proceeds from sale of investment in TrueCar	92,518	—
Purchases of marketable securities	(5,150)	(27,231)
Proceeds from sales and maturities of marketable securities	10,539	21,309
Payment for acquisition of businesses, net of acquired cash	(541,288)	(20,984)
Net cash used in investing activities	(484,179)	(50,378)

Financing activities:
Proceeds from stock purchase plan and exercise of stock options	15,722	5,295
Proceeds from issuance of term loan B credit facility	575,000	—
Principal payments on term loan B credit facility	(26,438)	—
Principal payments on capital lease obligations and financing arrangements	(50)	(74)
Payment of contingent consideration	(250)	—
Proceeds from note receivable	500	—
Payments for debt issuance costs	(16,696)	—
Purchases of treasury stock	(4,615)	(762)
Stock-based compensation windfall tax benefit	9,802	4,278
Net cash provided by financing activities	552,975	8,737

Net increase (decrease) in cash and cash equivalents	6,111	(21,133)
Effect of exchange rate changes on cash and cash equivalents	29	(1,099)
Cash and cash equivalents, beginning of period	122,373	143,811
Cash and cash equivalents, end of period	$128,513	$121,579

Supplemental disclosure:
Cash paid for:
Income taxes	$8,552	$3,298
Interest	8,716	1,891
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	6,562	5,714
Assets acquired under capital leases and financing arrangements	35	116
Non-cash consideration issued for investment in Dealer.com	471,220	—

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP net (loss) income	$(1,375)	$3,839	$(13,017)	$3,805
Interest income	(100)	(117)	(200)	(241)
Interest expense – cash	6,197	981	8,937	2,043
Interest expense – non-cash	3,640	2,364	6,810	4,666
(Benefit from) provision for income taxes, net	(2,793)	1,903	(7,432)	733
Depreciation of property and equipment and amortization of capitalized software and website costs	11,941	7,165	22,536	13,746
Amortization of acquired identifiable intangibles	20,940	7,759	41,636	15,075
EBITDA (non-GAAP)	38,450	23,894	59,270	39,827
Adjustments:
Stock-based compensation	4,293	3,855	8,416	7,126
Contra-revenue	1,375	1,381	2,532	2,735
Acquisition-related and other professional fees	900	573	7,874	1,056
Acquisition-related contingent consideration changes and compensation expense, net	1,014	594	1,943	629
Integration and other related costs	3,542	1,567	9,334	2,366
Gain on sale of investment	—	—	(9,828)	—
Amortization of equity method investment basis difference	547	706	1,095	1,412
Rebranding expense	—	265	—	1,913
Adjusted EBITDA (non-GAAP)	$50,121	$32,835	$80,636	$57,064

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP net (loss) income	$(1,375)	$3,839	$(13,017)	$3,805
Adjustments:
Interest expense – non-cash (not tax-impacted)	3,640	2,364	6,810	4,666
Amortization of acquired identifiable intangibles	20,940	7,759	41,636	15,075
Stock-based compensation	4,293	3,855	8,416	7,126
Contra-revenue	1,375	1,381	2,532	2,735
Gain on sale of investment	—	—	(9,828)	—
Acquisition-related and other professional fees	900	573	7,874	1,056
Acquisition-related contingent consideration changes and compensation expense, net	1,014	594	1,943	629
Integration and other related costs	3,542	1,810	10,023	2,609
Rebranding expense	—	265	—	1,913
Amortization of equity method investment basis difference	547	706	1,095	1,412
Amended state tax returns impact (non-taxable)	—	—	—	56
Tax impact of adjustments (a)	(12,449)	(6,444)	(23,569)	(12,344)
Adjusted net income (non-GAAP)	$22,427	$16,702	$33,915	$28,738

(a) The tax impact of adjustments for the three and six months ended June 30, 2014 are based on a blended tax rate of 38.5% and 38.6%, respectively, applied to taxable adjustments other than gain on sale of investment which is based on an effective tax rate of 31.0%. Additionally, the tax impact of adjustments for the three and six months ended June 30, 2014 includes $0.1 million and $1.7 million, respectively, of incremental deferred taxes related to the acquisition of Dealer.com. The blended tax rates are based upon the statutory tax rates of 38.7% and 26.5% applied to the adjustments for U.S. and Canada, respectively.

The tax impact of adjustments for the three and six months ended June 30, 2013 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.8%, respectively, for the three months ended June 30, 2013 and 38.1% and 37.7% respectively, for the six months ended June 30, 2013.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(12.0)	$(7.0)
Interest, net	34.0	34.0
Income taxes, net	(6.4)	(3.8)
Amortization of basis difference from joint venture	2.2	2.2
Depreciation and amortization	45.6	42.0
Amortization of acquired identifiable intangibles	83.0	83.0
EBITDA (non-GAAP)	146.4	150.4
Adjustments:
Stock-based compensation	17.0	17.0
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	27.4	27.4
Contra-revenue	5.0	5.0
Adjusted EBITDA (non-GAAP)	$186.0	$190.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(12.0)	$(7.0)
Adjustments:
Stock-based compensation	17.0	17.0
Amortization of acquired identifiable intangibles	83.0	83.0
Amortization of basis difference from joint venture	2.2	2.2
Non-cash interest expense (not tax-impacted)	14.0	14.0
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	28.1	28.1
Contra-revenue	5.0	5.0
Tax impact of adjustments (b)	(46.5)	(46.5)
Adjusted net income (non-GAAP)	$81.0	$86.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, accelerated depreciation and fair value adjustments.

(b)  The tax impact of adjustments are based on a blended tax rate of 37% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics

Three months ended

(Unaudited)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2014	2014	2013	2013	2013

Transaction services revenue (in thousands)	$87,381	$77,735	$70,338	$73,514	$71,645
Subscription services revenue (in thousands)	$91,485	$61,969	$49,107	$45,223	$44,623
Advertising and other revenue (in thousands)	$45,901	$19,104	$6,666	$5,845	$5,514

Active dealers in our U.S. network as of end of the period (a)	20,670	20,719	20,046	20,238	20,205
Active lenders in our U.S. network as of end of the period (b)	1,468	1,443	1,410	1,378	1,355
Active lender to dealer relationships as of end of the period (c)	201,240	202,984	191,135	191,548	184,273
Transactions processed (in thousands) (d)	30,669	28,560	24,471	27,172	26,176
Average transaction price (e)	$2.89	$2.76	$2.91	$2.74	$2.79
Transaction revenue per car sold (f)	$8.68	$11.20	$8.63	$7.70	$7.38
Subscribing dealers in U.S. and Canada as of end of the period (g)	23,876	23,624	18,464	18,255	18,076
Average monthly subscription revenue per subscribing dealership (h)	$1,218	$956	$815	$758	$757
Active dealerships on advertising platform as of end of the period (i)	7,031	7,053	*	*	*
Average monthly advertising spend per dealer rooftop (j)	$1,826	1,708	*	*	*

*       Historical amounts not applicable

(a)     We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c)      Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(d)     Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(e)     Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(f)      Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(g)     Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(h)     Represents dealer based subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

(i)      We consider a dealership to be active on our advertising platform as of a date if they incurred advertising spend in that month.

(j)      Represents advertising services revenue divided by average active dealerships on our advertising platform for a given period.

TRAK-E ###

Page 13